EXHIBIT 5.1


                            Fredrikson & Byron, P.A.
                             900 Second Avenue South
                              Minneapolis, MN 55402
                            Telephone: (612) 347-7019
                            Facsimile: (612) 347-7077

                                  July 15, 1997


Coda Music Technology, Inc.
6210 Bury Drive
Eden Prairie, MN 55346-1718

         Re:  Registration Statement on Form S-3

Ladies/Gentlemen:

     We are acting as corporate counsel to Coda Music Technology, Inc. (the "Company") in connection with the preparation and filing of a Registration Statement on Form S-3 (the "Registration Statement") relating to the registration under the Securities Act of 1933, as amended (the "Act") of 2,809,054 shares of the Company's Common Stock (the "Shares") to be sold by certain shareholders, including 936,357 shares which may be issued upon exercise of outstanding warrants (the "Warrants").

     In acting as such counsel and for the purpose of rendering this opinion, we have reviewed copies of the following, as presented to us by the Company:

         1.       The Company's Articles of Incorporation, as amended.

         2.       The Company's Bylaws, as amended.

         3. Certain corporate resolutions of the Company's Board of Directors pertaining to the issuance by the Company of the Shares.

         4.       The Registration Statement.

     Based on, and subject to, the foregoing and upon representations and information provided by the Company or its officers or directors, it is our opinion as of this date that:

     1. The Shares are validly authorized by the Company's Articles of Incorporation, as amended.

     2. The Shares have been duly authorized and are, or upon payment therefor upon exercise of the Warrants will be, validly issued and outstanding, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" included in the Registration Statement and the related Prospectus.

                                             Very truly yours,

                                             FREDRIKSON & BYRON, P.A.



                                             By  /s/ Timothy M. Heaney
                                                 Timothy M. Heaney